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                                                                 Exhibit 10.2

                                [HPL LETTERHEAD]

April 3, 2000

Mrs. Ita Geva

Dear Ita,

This letter is to formalize our offer of employment to you at Heuristic Physics Laboratories, Inc. HPL is a rapidly growing company and offers good opportunities for professional growth to persons with good background, creativity and motivation. I trust that you will bring a significant contribution to HPL and that you and the company will benefit from this new association.

Our offer is as follows:
Position            :   Chief Financial Officer.
Salary              :   $100,000  per year paid bi-weekly.
Bonus               :   20% of the basic salary, Based on Annual performance
                        and objectives to be developed every year.
Start date          :   April 3, 2000


In this position, you are entitled to the following benefits; please see in-closed information for further clarification:

1.       Health Insurance             -   covered by LIFEGUARD
2.       Dental Insurance             -   covered by DELTA
3.       401k Plan                    -   Next enrollment date is June
4.       Paid Company Vacation        -   10 working days
5.       Nine Paid Holidays

I will also suggest to Board of Directors to grant you with 200,000 HPL stock as part of HPL Stock option plan. This will be vested over 4 years (see attachment).

The following documentation must be presented before becoming employed.
a)   Copy of Social Security Card
b) Proof of permanent residency in the U.S. or if you are a U.S. citizen, you must present a document to prove legal immigration status
c)   Copy of Driver's License
d)

Sincerely yours,

HEURISTIC PHYSICS LABORATORIES, INC.             I agree and accept this offer.


Rita Rubinstein
VP of Human Resources & Administration           Ita Geva

/s/ RITA RUBINSTEIN                              /s/ ITA GEVA

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ATTACHMENT TO OFFER LETTER

ADJUSTMENT UPON CHANGE OF CONTROL

With regards the recommendation that the Board grants you options to purchase 200,000 shares and the proposed 4 years vesting schedule: If (a) all of HPL's assets are sold or (b) HPL merges or consolidates with another company and is not the surviving and controlling corporation, 60% of the unvested shares subject to the grant shall be deemed vested, even if some or all of them had already vested, in accordance with the vesting schedule of the company's stock option plan.